Exhibit 99.1

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Renee Walker
(248) 244-4586	(248) 244-5362
james_polehna@kellyservices.com	renee_walker@kellyservices.com

KELLY SERVICES REPORTS RECORD REVENUE AND

62% NET EARNINGS GROWTH FOR 2006

TROY, MI (January 25, 2007) — Kelly Services, Inc., a global provider of staffing services, today announced record revenue and a strong earnings growth for the fourth quarter and full year ended December 31, 2006.

Carl T. Camden, President and Chief Executive Officer, announced revenue for the fourth quarter of 2006 totaled $1.436 billion, a 4.4% increase compared to the $1.375 billion for the corresponding quarter in 2005. Revenue for the full year totaled $5.606 billion, a 6.7% increase compared to the $5.252 billion for the full year of 2005.

Net earnings for the fourth quarter of 2006 totaled $24.4 million, an 84% increase compared to $13.3 million reported for the fourth quarter of 2005. Effective December 31, 2006, the Company sold its Staff Leasing business unit for cash proceeds of $6.5 million and recorded an after tax gain on sale of $2.3 million. Excluding the gain on sale, net earnings were $22.2 million, a 67% increase compared to last year.

Net earnings for the full year of 2006 totaled $63.5 million, a 62% increase compared to the $39.3 million earned in the full year of 2005. Excluding the gain on sale of the Staff Leasing business unit, net earnings for the full year were $61.2 million, a 56% increase compared to last year.

Diluted earnings per share in the fourth quarter of 2006 were $0.67, an increase of 81% as compared to fourth quarter 2005 earnings of $0.37 per share. Excluding the $0.06 per share after tax gain on sale, diluted earnings were $0.61 per share, a 65% increase compared to last year.

Diluted earnings per share for the full year of 2006 were $1.75, a 61% increase compared to the $1.09 per share earned in 2005. Excluding the $0.06 per share after tax gain on sale, diluted earnings were $1.69 per share, a 55% increase compared to last year.

Commenting on the results, Camden said, “We’re pleased that we delivered a very strong year, despite continued slowing in the U.S. economy. Our PTSA and International segments delivered particularly strong profit increases.

“Revenue in our U.S. Commercial segment, which accounted for 45% of total sales, decreased 1.3% year over year in the fourth quarter. Operating earnings totaled $36.6 million, an increase of 8.5% compared to last year.

“Revenue in our Professional, Technical, and Staffing Alternatives (PTSA) segment, which accounted for 20% of total sales, increased 1.1% year over year in the fourth quarter. Operating earnings totaled $18.8 million and increased 18.7% on a year over year basis.

“Revenue in our International segment, which accounted for 35% of total sales, increased 15.0% year over year in the fourth quarter. Operating earnings totaled $7.8 million, and increased 67.0% compared to last year.

“On a constant currency basis, International segment revenue increased 8.4% year over year in the fourth quarter. On a constant currency basis, total company revenue increased 2.3% year over year in the fourth quarter.

“Corporate expenses totaled $40.5 million and increased 7.9% compared to last year. Operating earnings from continuing operations totaled $22.6 million, and increased 35.9% on a year over year basis.

“The effective tax rate from continuing operations for the fourth quarter was 11.7%, compared to 29.1% last year. The 2006 fourth quarter rate reflects a full year impact of work opportunity credits, which were retroactively extended by Congress late in the year. The 2006 full year tax rate of 28.7% is comparable to the 29.0% rate last year, as both included a full year’s impact of the work opportunity credits.”

Mr. Camden added, “We expect first quarter 2007 earnings to be in the range of $0.25 to $0.30 per share, as compared to $0.23 per share from continuing operations in the first quarter of 2006. Not included in this guidance are planned restructuring costs of approximately $6 to $7 million, or $0.16 to $0.19 per share related primarily to branch closings, headquarters consolidation and related severance costs in our UK operation.”

Mr. Camden concluded, “For the full year of 2007, we are initially forecasting that earnings will range between $1.90 and $2.05 per share, excluding the UK restructuring costs.”

In conjunction with its fourth quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on January 25, 2007 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Telephone:

U.S.	1-866-254-5941
International	1-612-288-0337

The pass code is Kelly Services

Via the Internet:

The call is also available via the internet through the Kelly Services website:

www.kellyservices.com

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include: competition, changing market and economic conditions, currency fluctuations, changes in laws and regulations, including tax laws, and other factors discussed in this release and in the company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any projections contained herein.

Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a Fortune 500 company headquartered in Troy, Mich., offering staffing solutions that include temporary staffing services, outsourcing, vendor on-site and full-time placement. Kelly operates in 30 countries and territories. Kelly provides employment to more than 700,000 employees annually, with skills including office services, accounting, engineering, information technology, law, science, marketing, light industrial, education, health care, and home care. Revenue in 2006 was $5.6 billion. Visit www.kellyservices.com.

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 13 WEEKS ENDED DECEMBER 31, 2006 AND JANUARY 1, 2006

(UNAUDITED)

(In thousands of dollars except per share data)

	2006	2005	Change	% Change

Revenue from services	$1,435,990	$1,374,967	$61,023	4.4%

Cost of services	1,191,722	1,156,084	35,638	3.1

Gross profit	244,268	218,883	25,385	11.6

Selling, general and administrative expenses	221,631	202,221	19,410	9.6

Earnings from operations	22,637	16,662	5,975	35.9

Other income (expense), net	618	(10)	628	NM

Earnings from continuing operations before taxes	23,255	16,652	6,603	39.7

Income taxes	2,723	4,840	(2,117)	(43.7)

Earnings from continuing operations	20,532	11,812	8,720	73.8

Earnings from discontinued operations, net of tax	3,910	1,505	2,405	159.8

Net earnings	$24,442	$13,317	$11,125	83.5%

Basic earnings per share
Earnings from continuing operations	$0.57	$0.33	$0.24	72.7%
Earnings from discontinued operations	0.11	0.04	0.07	175.0

Net earnings	$0.68	$0.37	$0.31	83.8%

Diluted earnings per share
Earnings from continuing operations	$0.56	$0.33	$0.23	69.7%
Earnings from discontinued operations	0.11	0.04	0.07	175.0

Net earnings	$0.67	$0.37	$0.30	81.1%

STATISTICS:

Gross profit rate	17.0%	15.9%	1.1%

Expenses as a % of revenue	15.4	14.7	0.7

% Return - Earnings from operations	1.6	1.2	0.4
Earnings from continuing operations before taxes	1.6	1.2	0.4
Earnings from continuing operations	1.4	0.9	0.5
Net earnings	1.7	1.0	0.7

Effective income tax rate	11.7%	29.1%	(17.4)%

Average number of shares outstanding (thousands):
Basic	36,182	35,812
Diluted	36,524	36,064

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF EARNINGS

FOR THE 52 WEEKS ENDED DECEMBER 31, 2006 AND JANUARY 1, 2006

(UNAUDITED)

(In thousands of dollars except per share data)

	2006	2005	Change	% Change

Revenue from services	$5,605,752	$5,251,712	$354,040	6.7%

Cost of services	4,680,538	4,402,618	277,920	6.3

Gross profit	925,214	849,094	76,120	9.0

Selling, general and administrative expenses	846,198	797,813	48,385	6.1

Earnings from operations	79,016	51,281	27,735	54.1

Other income (expense), net	1,471	(187)	1,658	NM

Earnings from continuing operations before taxes	80,487	51,094	29,393	57.5

Income taxes	23,112	14,813	8,299	56.0

Earnings from continuing operations	57,375	36,281	21,094	58.1

Earnings from discontinued operations, net of tax	6,116	2,982	3,134	105.1

Net earnings	$63,491	$39,263	$24,228	61.7%

Basic earnings per share
Earnings from continuing operations	$1.59	$1.02	$0.57	55.9%
Earnings from discontinued operations	0.17	0.08	0.09	112.5

Net earnings	$1.76	$1.10	$0.66	60.0%

Diluted earnings per share
Earnings from continuing operations	$1.58	$1.01	$0.57	56.4%
Earnings from discontinued operations	0.17	0.08	0.09	112.5

Net earnings	$1.75	$1.09	$0.66	60.6%

STATISTICS:

Gross profit rate	16.5%	16.2%	0.3%

Expenses as a % of revenue	15.1	15.2	(0.1)

% Return - Earnings from operations	1.4	1.0	0.4
Earnings from continuing operations before taxes	1.4	1.0	0.4
Earnings from continuing operations	1.0	0.7	0.3
Net earnings	1.1	0.7	0.4

Effective income tax rate	28.7%	29.0%	(0.3)%

Average number of shares outstanding (thousands):
Basic	35,999	35,667
Diluted	36,314	35,949

KELLY SERVICES, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	Fourth Quarter (Unaudited)
	2006	2005	Change	% Change

Revenue from Services:
U.S. Commercial Staffing	$641,175	$649,709	$(8,534)	(1.3)%
PTSA	284,138	281,185	2,953	1.1
International	510,677	444,073	66,604	15.0

Consolidated Total	$1,435,990	$1,374,967	$61,023	4.4%

Earnings from Operations:
U.S. Commercial Staffing	$36,572	$33,706	$2,866	8.5%
PTSA	18,768	15,812	2,956	18.7
International	7,791	4,666	3,125	67.0
Corporate Expense	(40,494)	(37,522)	(2,972)	(7.9)

Consolidated Total	$22,637	$16,662	$5,975	35.9%

	December Year to Date
	2006	2005	Change	% Change

Revenue from Services:
U.S. Commercial Staffing	$2,524,472	$2,436,972	$87,500	3.6%
PTSA	1,137,788	1,090,322	47,466	4.4
International	1,943,492	1,724,418	219,074	12.7

Consolidated Total	$5,605,752	$5,251,712	$354,040	6.7%

Earnings from Operations:
U.S. Commercial Staffing	$132,191	$118,850	$13,341	11.2%
PTSA	73,776	60,866	12,910	21.2
International	26,680	14,485	12,195	84.2
Corporate Expense	(153,631)	(142,920)	(10,711)	(7.5)

Consolidated Total	$79,016	$51,281	$27,735	54.1%

Note:	Earnings from Operations for 2005 were reclassified to reflect the chargeback of payroll, billing and accounts receivable costs previously included in Corporate Expense to the U.S. Commercial, PTSA and International segments. This change did not affect Consolidated Total Earnings from Operations.

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSTANT CURRENCY

REVENUE FROM SERVICES TO REPORTED REVENUE FROM SERVICES

(UNAUDITED)

(In thousands of dollars)

	Fourth Quarter
	2006	2005	Change	% Change

U.S. Commercial	$641,175	$649,709	$(8,534)	(1.3)%
PTSA	284,138	281,185	2,953	1.1
International - constant currency*	481,448	444,073	37,375	8.4

Revenue from services - constant currency	1,406,761	1,374,967	31,794	2.3%
Foreign currency impact	29,229		29,229

Revenue from services	$1,435,990	$1,374,967	$61,023	4.4%

	December Year to Date
	2006	2005	Change	% Change

U.S. Commercial	$2,524,472	$2,436,972	$87,500	3.6%
PTSA	1,137,788	1,090,322	47,466	4.4
International - constant currency*	1,911,855	1,724,418	187,437	10.9

Revenue from services - constant currency	5,574,115	5,251,712	322,403	6.1%
Foreign currency impact	31,637		31,637

Revenue from services	$5,605,752	$5,251,712	$354,040	6.7%

*	Information on constant currencies is provided to allow investors to separate the impact of foreign currency translations on reported results. Constant currency results are calculated by translating the current year results at prior year average exchange rates.

KELLY SERVICES, INC. AND SUBSIDIARIES

SUMMARY OF DISCONTINUED OPERATIONS

(UNAUDITED)

(In thousands of dollars)

	Fourth Quarter
	2006	2005
Sales	$7,733	$8,975

Operating income from discontinued operations	$2,637	$2,458
Income taxes	981	953

Earnings from discontinued operations, net of tax	1,656	1,505

Gain on sale on discontinued operations	3,731	-
Income taxes	1,477	-

Gain on sale on discontinued operations, net of tax	2,254	-

Discontinued operations, net of tax	$3,910	$1,505

	Full Year
	2006	2005
Sales	$33,273	$38,113

Operating income from discontinued operations	$6,273	$4,871
Income taxes	2,411	1,889

Earnings from discontinued operations, net of tax	3,862	2,982

Gain on sale on discontinued operations	3,731	-
Income taxes	1,477	-

Gain on sale on discontinued operations, net of tax	2,254	-

Discontinued operations, net of tax	$6,116	$2,982

Effective December 31, 2006 the Company sold Kelly Staff Leasing ("KSL"), a wholly owned subsidiary. The operating results for KSL, as well as the gain on the sale of KSL have been excluded from earnings from continuing operations. This schedule provides information on KSL's results from operations and the gain on the sale of KSL, both of which are included as discontinued operations on the face of the statements of earnings.

KELLY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF EARNINGS EXCLUDING THE GAIN ON THE SALE OF KSL

(UNAUDITED)

(In thousands of dollars)

	Fourth Quarter
	2006		2005
	Dollars	Per Share	Dollars	Per Share
Net earnings	$24,442	$0.67	$13,317	$0.37
Gain on the sale of Kelly Staff Leasing	2,254	0.06	-	-

Net earnings excluding the gain on the sale of Kelly Staff Leasing	$22,188	$0.61	$13,317	$0.37

	Full Year
	2006		2005
	Dollars	Per Share	Dollars	Per Share
Net earnings	$63,491	$1.75	$39,263	$1.09
Gain on the sale of Kelly Staff Leasing	2,254	0.06	-	-

Net earnings excluding the gain on the sale of Kelly Staff Leasing	$61,237	$1.69	$39,263	$1.09

Management believes that the information on earnings excluding the gain on the sale of KSL is useful to understand the Company's fiscal 2006 financial performance and increases comparability with prior year results. Management considers this measure, along with reported results, when it reviews and evaluates the Company's financial performance.

KELLY SERVICES, INC. AND SUBSIDIARIES

BALANCE SHEETS

(In thousands of dollars)

	December 31, 2006	January 1, 2006
Current Assets
Cash and equivalents	$118,428	$63,699
Short-term investments	126	154
Trade accounts receivable, less allowances of $16,818 and $16,648, respectively	838,246	803,812
Prepaid expenses and other current assets	45,190	47,434
Deferred taxes	29,543	33,805

Total current assets	1,031,533	948,904

Property and Equipment, Net	170,288	165,757

Noncurrent Deferred Taxes	35,437	22,088

Goodwill, Net	96,504	88,217

Other Assets	135,662	87,891

Total Assets	$1,469,424	$1,312,857

Current Liabilities
Short-term borrowings	$68,928	$56,644
Accounts payable	132,819	110,411
Accrued payroll and related taxes	274,284	263,112
Accrued insurance	24,191	34,097
Income and other taxes	68,055	56,651

Total current liabilities	568,277	520,915

Noncurrent Liabilities
Accrued insurance	57,277	54,517
Accrued retirement benefits	71,990	57,443
Other long-term liabilities	13,323	7,939

Total noncurrent liabilities	142,590	119,899

Stockholders’ Equity
Common stock	40,116	40,116
Treasury stock	(78,841)	(90,919)
Paid-in capital	32,048	27,015
Earnings invested in the business	735,104	688,033
Accumulated other comprehensive income	30,130	7,798

Total stockholders’ equity	758,557	672,043

Total Liabilities and Stockholders’ Equity	$1,469,424	$1,312,857

STATISTICS:
Working Capital	$463,256	$427,989
Current Ratio	1.8	1.8
Debt-to-capital %	8.3%	7.8%
Global Days Sales Outstanding
Quarter	53	53
Year-to-date	54	56

KELLY SERVICES, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE 52 WEEKS ENDED DECEMBER 31, 2006 AND JANUARY 1, 2006

(In thousands of dollars)

	2006	2005

Cash flows from operating activities
Net earnings	$63,491	$39,263
Noncash adjustments:
Depreciation and amortization	41,730	42,215
Stock-based compensation	5,286	3,418
Gain on sale of discontinued operations	(2,254)	-
Other, net	(405)	525
Increase in trade accounts receivable, net	(6,639)	(97,880)
Changes in other operating assets and liabilities	15,056	33,223

Net cash from operating activities	116,265	20,764

Cash flows from investing activities
Capital expenditures	(45,526)	(28,527)
Decrease in short-term investments	28	1,203
Increase in other assets	(578)	(5,411)
Acquisition of company, net of cash received	(4,663)	-
Proceeds from sale of discontinued operations	6,500	-
Investment in unconsolidated affiliates	(20,729)	(19,681)

Net cash from investing activities	(64,968)	(52,416)

Cash flows from financing activities
Net (decrease) increase in short-term borrowings	(11,022)	6,833
Financing to fund long-term investment in unconsolidated affiliate	20,729	19,681
Dividend payments	(16,420)	(14,269)
Stock options and other stock sales	10,973	5,786
Other financing activities	(2,873)	1,949

Net cash from financing activities	1,387	19,980

Effect of exchange rates on cash and equivalents	2,045	(3,977)

Net change in cash and equivalents	54,729	(15,649)
Cash and equivalents at beginning of period	63,699	79,348

Cash and equivalents at end of period	$118,428	$63,699